Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FOURTH QUARTER AND FULL YEAR 2009

- Fourth quarter revenue increased 19%, operating income increased 95%

- Fourth quarter earnings per share from continuing operations increased 80% to $0.72

Hoffman Estates, Ill. (February 17, 2010) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $507.8 million, and net income of $30.7 million, or $0.36 per diluted share, for the fourth quarter of 2009 compared to total revenue of $425.3 million and net income of $31.2 million, or $0.35 per diluted share, for the fourth quarter of 2008. For the full year 2009, total revenue was $1.84 billion, and net income of $81.2 million, or $0.94 per diluted share compared to total revenue of $1.66 billion and net income of $60.1 million, or $0.67 per diluted share, for the full year 2008.

On a non-GAAP basis, which excludes significant items, earnings per diluted share from continuing operations were $0.72 in the fourth quarter as compared to $0.45 in the fourth quarter of 2008. (See segment tables below and the GAAP to non-GAAP reconciliation attached to this press release.)

“The growth of our student population and strong financial results in 2009 clearly reflected the quality of postsecondary education provided by our institutions and the improvements we continued to make in the effectiveness and efficiency of our operations,” said Gary E. McCullough, President and Chief Executive Officer. “We are excited about the future as our organization is well positioned to achieve the next level of growth.”

During the year ended December 31, 2009 we completed the teach out activities for McIntosh College, Dover — NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results. Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations. Quarterly income statements for 2008 and 2009 reflecting this change have been provided in the exhibits section of this release.

Three Months Ended December 31, 2009

•	Total revenue from continuing operations was $507.8 million during the fourth quarter of 2009, a 19.4 percent increase from $425.3 million during the fourth quarter of 2008.

•	The financial and operating results for the fourth quarter 2009 and 2008 include significant items as summarized below:

CEC ANNOUNCES 4Q09 RESULTS …PG 2

	Reconciling Items (In Millions)	Diluted Earnings per Share Impact
Three Months Ended December 31, 2009
Unused Space Charges	$(14.3)	$(0.11)
Performance-based Compensation Related to Plan Outperformance	2.2	0.02
Termination of Insurance Policies	12.0	0.09

TOTAL	$(0.1)	$(0.00)

Three Months Ended December 31, 2008
Legal Settlements	$(3.6)	$(0.03)
Unused Space Charges	(1.9)	(0.01)
Severance and Stay Bonus Charges	(1.5)	(0.01)

TOTAL	$(7.0)	$(0.05)

•	The company believes it is useful to present non-GAAP financial measures excluding these items as a means to understand the performance of its core business.

•

Operating income was $97.0 million during the fourth quarter of 2009, versus operating income of $49.6 million during the fourth quarter of 2008. Operating margin was 19.1 percent during the fourth quarter of 2009, as compared to an operating margin of 11.7 percent during the fourth quarter of 2008.

•

Excluding the reconciling items listed in the table above, operating income was $97.1 million in the fourth quarter of 2009, up 71.6 percent from $56.6 million in the fourth quarter of 2008 and operating margin was 19.1 percent during the fourth quarter of 2009, a 5.8 percentage point increase compared to an operating margin percentage of 13.3 percent during the fourth quarter of 2008.

Twelve Months Ended December 31, 2009

•

Total revenue from continuing operations was $1.84 billion during the twelve months ended December 31, 2009, a 10.6 percent increase from $1.66 billion during the twelve months ended December 31, 2008.

•

Operating income increased to $222.6 million during the twelve months ended December 31, 2009, from $108.7 million during the twelve months ended December 31, 2008. Operating margin increased to 12.1 percent during the twelve months ended December 31, 2009, from 6.5 percent during the twelve months ended December 31, 2008.

CEC ANNOUNCES 4Q09 RESULTS …PG 3

•

Income from continuing operations during the twelve months ended December 31, 2009, was $145.4 million, or $1.68 per diluted share, relative to $89.8 million, or $1.00 per diluted share, during the twelve months ended December 31, 2008.

•	The financial and operating results for the twelve months ended December 31, 2009 and 2008 include significant items as summarized below:

	Reconciling Items (In Millions)	Diluted Earnings per Share Impact
Twelve Months Ended December 31, 2009
Unused Space Charges	$(14.3)	$(0.11)
Performance-based Compensation Related to Plan Outperformance	(23.1)	(0.17)
Severance and Stay Bonus Charges	(1.5)	(0.01)
Asset Impairment Charges	(2.5)	(0.02)
Termination of Insurance Policies	12.0	0.09

TOTAL	$(29.4)	$(0.22)

Twelve Months Ended December 31, 2008
Legal Settlements	$(6.3)	$(0.05)
Unused Space Charges	(11.6)	(0.08)
Severance and Stay Bonus Charges	(7.4)	(0.05)
Asset Impairment Charges	(8.9)	(0.06)
Gain from Termination of Affiliate Relationship	—	0.03

TOTAL	$(34.2)	$(0.21)

•

Excluding the reconciling items listed in the table above, operating income was $252.0 million during the twelve months ended December 31, 2009, up 76.3 percent from $142.9 million during the twelve months ended December 31, 2008 and operating margin was 13.7 percent during the twelve months ended December 31, 2009, a 5.1 percentage point increase relative to an operating margin of 8.6 percent during the twelve months ended December 31, 2008.

CEC ANNOUNCES 4Q09 RESULTS …PG 4

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Cash provided by operating activities was $288.3 million during the twelve months ended December 31, 2009, compared to cash provided by operating activities of $186.7 million during the twelve months ended December 31, 2008.

•

Capital expenditures increased to $74.1 million during the twelve months ended December 31, 2009, from $53.9 million during the twelve months ended December 31, 2008. Capital expenditures represented 4.0 percent of total revenue during the twelve months ended December 31, 2009.

Financial Position

•	As of December 31, 2009 and December 31, 2008, cash and cash equivalents and short-term investments totaled $484.9 million and $493.9 million, respectively.

•	Days sales outstanding (DSO) were 17 days as of December 31, 2009, compared to 16 days as of

December 31, 2008.

Stock Repurchase Program

During the three months ended December 31, 2009, the company repurchased approximately 800,000 shares of its common stock for approximately $20.0 million at an average price of $26.54 per share. During 2009, the company repurchased approximately 9.0 million shares of its common stock for approximately $200.0 million at an average price of $22.23 per share. Additionally, in January 2010, the company repurchased approximately 1.7 million shares of its common stock for approximately $40.0 million at an average price of $23.53 per share.

On February 16, 2010, the Board of Directors authorized the use of an additional $250.0 million to repurchase outstanding shares of its common stock under the company’s stock repurchase program. This is in addition to the $155.5 million still available under its previously authorized stock repurchase program. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 4Q09 RESULTS …PG 5

Revenue

	For the three months ended December 31,		% Change
	2009	2008	2009 vs. 2008
Revenue (in millions)
University	$216.5	$177.0	22%
Culinary Arts	91.1	77.3	18%
Health Education	85.5	66.4	29%
Art & Design	69.4	67.5	3%
International	45.1	35.7	26%
Corporate and other	(0.2)	—	100%

Subtotal	$507.4	$423.9	20%
Transitional Schools	0.4	1.4	(75)%

Total Revenue	$507.8	$425.3	19%

Operating Income

	For the three months ended December 31,		% Change
	2009	2008	2009 vs. 2008
Operating Income (in millions)
University	$55.9	$42.9	30%
Culinary Arts	13.2	(0.6)	NM
Health Education	17.8	9.9	81%
Art & Design	11.5	9.0	27%
International	8.9	8.1	10%
Corporate and other	(3.7)	(18.9)	80%

Subtotal	$103.6	$50.4	105%
Transitional Schools	(6.6)	(0.8)	NM

Total Operating Income	$97.0	$49.6	95%

Operating Margin

	For the three months ended December 31,
	2009	2008
Operating Margin
University	25.8%	24.3%
Culinary Arts	14.5%	-0.8%
Health Education	20.9%	14.8%
Art & Design	16.6%	13.4%
International	19.8%	22.7%
Corporate and other	NM	NM

Subtotal	20.4%	11.9%
Transitional Schools	NM	NM

Total	19.1%	11.7%

CEC ANNOUNCES 4Q09 RESULTS …PG 6

STUDENT POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of January 31, 2010 and 2009, were as follows:

	As of January 31,		% Change
	2010	2009	2010 vs. 2009
STUDENT POPULATION
University	56,000	45,700	23%
Culinary Arts	12,600	9,600	31%
Health Education	23,600	17,900	32%
Art & Design	13,500	13,500	0%
International	11,000	9,700	13%

Subtotal	116,700	96,400	21%
Transitional Schools	100	200	(50)%

Total Student Population	116,800	96,600	21%

ONLINE STUDENT POPULATION
Culinary Arts	200	0	NM
Art & Design	1,400	900	56%
University	44,600	35,400	26%

Total Online Student Population	46,200	36,300	27%

New Student Starts

New student starts by reportable segment during the fourth quarter of 2009 and 2008, were as follows:

	For the three months ended December 31,		% Change
	2009	2008	2009 vs. 2008
NEW STUDENT STARTS
University	17,080	13,940	23%
Culinary Arts	1,430	1,050	36%
Health Education	5,260	4,110	28%
Art & Design (1)	1,720	2,410	(29)%
International	2,950	2,530	17%

Subtotal	28,440	24,040	18%
Transitional Schools	0	0	NM

Total New Student Starts	28,440	24,040	18%

ONLINE NEW STUDENT STARTS
Culinary Arts	60	0	NM
Art & Design	410	310	32%
University	14,810	11,920	24%

Total Online New Student Starts	15,280	12,230	25%

(1)	Fourth quarter 2009 had approximately 750 fewer new student starts as a result of calendar shifts.

CEC ANNOUNCES 4Q09 RESULTS …PG 7

AMERICAN INTERCONTINENTAL UNIVERSITY UPDATE

American InterContinental University’s (AIU) accrediting agency, the Higher Learning Commission of the North Central Association of Colleges and Schools, or HLC, commissioned an advisory team to visit AIU in January 2010. The advisory visit was focused on AIU’s educational and business practices. The advisory team has concluded its visit and advised AIU that within the next several weeks it will provide a report to HLC containing the advisory team’s findings and recommendations, if any, concerning its review. In addition and as previously disclosed, in connection with HLC’s initial accreditation of AIU in May 2009, AIU must submit a progress report to HLC relating to curricula design and AIU’s graduate programs’ student learning outcomes and have HLC conduct a focused visit to AIU to assess the issue of credit equivalence. HLC has not yet notified AIU of the timing of the focused visit. As previously disclosed, the Department of Education conducted a program review of AIU in November 2009. AIU is currently awaiting the issuance of the program review report.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call today to discuss the fourth quarter 2009 results, Wednesday, February 17, 2010 at 5:00 PM ET. Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 800-588-4973 (domestic) or 847-413-2407 (international) and reference confirmation 26141100. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling 888-843-8996 (domestic) or 630-652-3044 (international) and referencing confirmation 26141100.

ANALYST AND INVESTOR DAY INFORMATION

On February 18, 2010, Career Education Corporation will hold an Analyst and Investor Day in New York City starting at approximately 1:00 p.m. ET. Management will discuss historical performance, progress against previously communicated 2010 milestones, strategic plan objectives and future expectations. For interested parties, presentation materials and a live webcast of the event will be provided on the company website under the investor relations section at www.careered.com.

BUSINESS OVERVIEW

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high-quality education to a diverse student population of over 116,000 students across the world in a variety of career-oriented disciplines. The approximately 90 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs. Nearly 40% of our students attend the web-based virtual campuses of American InterContinental University, Colorado Technical University, International Academy of Design & Technology and Le Cordon Bleu College of Culinary Arts.

CEC ANNOUNCES 4Q09 RESULTS …PG 8

CEC is an industry leader whose brands are recognized globally. Those brands include, among others, American InterContinental University; Brooks Institute; Colorado Technical University; Harrington College of Design; INSEEC Schools; International Academy of Design & Technology; Istituto Marangoni; Le Cordon Bleu North America; and Sanford-Brown Institutes and Colleges. Through our schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s approximately 90 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: the adverse impact and potential impacts on the availability of Title IV and private student loans for our students of (1) the willingness or ability of private lenders to make private student loans in the current U.S. credit markets, (2) new student lending related reporting and disclosure obligations on institutions that participate in Title IV federal student financial aid programs under The Higher Education Opportunity Act (“HEOA”), signed into law on August 14, 2008, in the first full reauthorization of the Higher Education Act of 1965, as amended (together with HEOA, “HEA”) or provide payment plans to students, and (3) Congress’ willingness or ability to maintain or increase funding for Title IV programs; the outcome of the current rulemaking process regulations under HEOA and HEA addressing gainful employment and other issues that may significantly impact our operations or profitability; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school or with directly providing extended payment plans to our students; increased competition; the effectiveness of our regulatory compliance efforts; impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs, including AIU’s ability to satisfactorily address concerns of HLC which are subject to an ongoing review by HLC; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

Investors:	John Springer
847/585-3899
www.careered.com

Media:	Jeff Leshay
847/585-2005

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31, (1)
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$284,473	$242,854
Short-term investments	200,379	251,078

Total cash and cash equivalents and short-term investments	484,852	493,932

Student receivables, net	57,823	50,829
Receivables, other, net	5,256	9,131
Prepaid expenses	41,090	44,150
Inventories	11,271	12,300
Deferred income tax assets	12,983	14,081
Other current assets	9,442	9,040
Assets of discontinued operations	6,118	9,582

Total current assets	628,835	643,045

NON-CURRENT ASSETS:
Property and equipment, net	306,279	302,860
Goodwill	377,515	376,072
Intangible assets, net	178,520	39,904
Assets of discontinued operations	24,401	20,872
Student receivables, net	21,455	16,651
Deferred income tax assets	3,659	—
Other assets, net	23,178	18,806

TOTAL ASSETS	$1,563,842	$1,418,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$880	$354
Accounts payable	51,108	27,606
Accrued expenses:
Payroll and related benefits	88,439	60,142
Advertising and production costs	21,436	21,504
Income taxes	17,849	29,225
Earnout payments	18,009	—
Other	46,182	45,329
Deferred tuition revenue	184,411	151,158
Liabilities of discontinued operations	13,695	16,359

Total current liabilities	442,009	351,677

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	2,262	1,889
Deferred rent obligations	91,725	87,344
Deferred income tax liabilities	—	887
Liabilities of discontinued operations	62,997	16,404
Earnout payments	23,680	—
Other liabilities	19,124	11,497

Total non-current liabilities	199,788	118,021

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	521	860

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	954	933
Additional paid-in capital	244,992	222,523
Accumulated other comprehensive income	8,408	5,774
Retained earnings	889,057	807,500
Cost of shares in treasury	(221,887)	(89,078)

Total stockholders’ equity	921,524	947,652

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,563,842	$1,418,210

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Three Months Ended December 31, (1)
	2009	% of Revenue	2008	% of Revenue
REVENUE:

Tuition and registration fees	$491,736	96.8%	$410,503	96.5%

Other	16,072	3.2%	14,772	3.5%

Total revenue	507,808		425,275

OPERATING EXPENSES:

Educational services and facilities	166,849	32.9%	148,866	35.0%

General and administrative	226,708	44.6%	210,005	49.4%

Depreciation and amortization	17,252	3.4%	16,756	3.9%

Total operating expenses	410,809	80.9%	375,627	88.3%

Operating income	96,999	19.1%	49,648	11.7%

OTHER INCOME (EXPENSE):

Interest income	404	0.1%	4,447	1.0%

Interest expense	(194)	0.0%	(166)	0.0%

Miscellaneous (expense) income	(3)	0.0%	2,363	0.6%

Total other income	207	0.0%	6,644	1.6%

Pretax income	97,206	19.1%	56,292	13.2%

Provision for income taxes	35,601	7.0%	20,264	4.8%

Income from continuing operations	61,605	12.1%	36,028	8.5%

Loss from discontinued operations, net of tax	(30,925)		(4,815)

NET INCOME	$30,680		$31,213

NET INCOME (LOSS) PER SHARE - DILUTED
Income from continuing operations	$0.72		$0.40
Loss from discontinued operations	(0.36)		(0.05)

Net income	$0.36		$0.35

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	85,300		89,918

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Twelve Months Ended December 31, (1)
	2009	% of Revenue	2008	% of Revenue
REVENUE:

Tuition and registration fees	$1,762,942	96.0%	$1,593,579	96.0%

Other	73,693	4.0%	67,163	4.0%

Total revenue	1,836,635		1,660,742

OPERATING EXPENSES:

Educational services and facilities	611,748	33.3%	605,474	36.5%

General and administrative	934,131	50.9%	866,043	52.1%

Depreciation and amortization	65,652	3.6%	71,636	4.3%

Goodwill and asset impairment	2,500	0.1%	8,925	0.5%

Total operating expenses	1,614,031	87.9%	1,552,078	93.5%

Operating income	222,604	12.1%	108,664	6.5%

OTHER INCOME (EXPENSE):

Interest income	2,372	0.1%	13,776	0.8%

Interest expense	(226)	0.0%	(868)	-0.1%

Share of affiliate earnings	—	0.0%	4,665	0.3%

Miscellaneous (expense) income	(705)	0.0%	2,050	0.1%

Total other income	1,441	0.1%	19,623	1.2%

Pretax income	224,045	12.2%	128,287	7.7%

Provision for income taxes	78,663	4.3%	38,525	2.3%

Income from continuing operations	145,382	7.9%	89,762	5.4%

Loss from discontinued operations, net of tax	(64,163)		(29,620)

NET INCOME	$81,219		$60,142

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$1.68		$1.00
Loss from discontinued operations	(0.74)		(0.33)

Net income	$0.94		$0.67

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	86,418		90,089

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER

(In thousands)

	For the 2009 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$415,674	$420,600	$434,932	$491,736	$1,762,942
Other	17,189	17,073	23,359	16,072	73,693

Total revenue	432,863	437,673	458,291	507,808	1,836,635

OPERATING EXPENSES:
Educational services and facilities	146,616	148,461	149,822	166,849	611,748
General and administrative	219,191	236,101	252,131	226,708	934,131
Depreciation and amortization	16,101	16,390	15,909	17,252	65,652
Goodwill and asset impairment	—	—	2,500	—	2,500

Total operating expenses	381,908	400,952	420,362	410,809	1,614,031

Operating income	$50,955	$36,721	$37,929	$96,999	$222,604

	For the 2008 Quarters Ended, (1)
	March 31	June 30	September 30	December 31	Full Year
REVENUE:
Tuition and registration fees	$415,972	$390,874	$376,230	$410,503	$1,593,579
Other	19,132	13,756	19,503	14,772	67,163

Total revenue	435,104	404,630	395,733	425,275	1,660,742

OPERATING EXPENSES:
Educational services and facilities	151,546	148,524	156,538	148,866	605,474
General and administrative	226,532	215,678	213,828	210,005	866,043
Depreciation and amortization	19,011	17,908	17,961	16,756	71,636
Goodwill and asset impairment	2,082	—	6,843	—	8,925

Total operating expenses	399,171	382,110	395,170	375,627	1,552,078

Operating income	$35,933	$22,520	$563	$49,648	$108,664

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Twelve Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$81,219	$60,142
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	2,500	13,600
Depreciation and amortization expense	67,596	77,688
Bad debt expense	56,718	44,278
Compensation expense related to share-based awards	16,516	11,522
Gain on sale of business	—	(1,555)
Loss on disposition of property and equipment	1,291	573
Share of affiliate earnings, net of cash received	—	939
Deferred income taxes	(8,702)	(749)
Changes in operating assets and liabilities	71,113	(19,718)

Net cash provided by operating activities	288,251	186,720

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(617,032)	(580,970)
Sales of available-for-sale investments	668,281	483,635
Purchases of property and equipment	(74,087)	(53,854)
Acquisition of the rights to the Le Cordon Bleu brand	(26,331)	—
Other	(132)	402

Net cash used in investing activities	(49,301)	(150,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(201,119)	(14,055)
Issuance of common stock	2,797	3,239
Tax benefit associated with stock option exercises	237	471
Payments on revolving loans	—	(10,113)
Payments of capital lease obligations	(1,066)	(590)

Net cash used in financing activities	(199,151)	(21,048)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	415	(7,732)

NET INCREASE IN CASH AND CASH EQUIVALENTS	40,214	7,153
Add: Cash balance of discontinued operations, beginning of the year	2,004	26,658
Less: Cash balance of discontinued operations, end of the year	599	2,004
CASH AND CASH EQUIVALENTS, beginning of the year	242,854	211,047

CASH AND CASH EQUIVALENTS, end of the year	$284,473	$242,854

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended December 31, (1)
	2009	2008
REVENUE:
University	$216,525	$176,982
Culinary Arts	91,058	77,287
Health Education (2)	85,549	66,438
Art & Design	69,421	67,501
International	45,069	35,686
Corporate and other	(166)	—

Subtotal	$507,456	$423,894
Transitional Schools (2)	352	1,381

Total revenue	$507,808	$425,275

SEGMENT OPERATING INCOME (LOSS):
University	$55,863	$42,949
Culinary Arts	13,190	(588)
Health Education (2)	17,845	9,864
Art & Design	11,506	9,052
International	8,902	8,106
Corporate and other	(3,718)	(18,938)

Subtotal	$103,588	$50,445
Transitional Schools (2)	(6,589)	(797)

Total operating income	$96,999	$49,648

SEGMENT OPERATING MARGIN (LOSS):
University	25.8%	24.3%
Culinary Arts	14.5%	-0.8%
Health Education (2)	20.9%	14.8%
Art & Design	16.6%	13.4%
International	19.8%	22.7%
Transitional Schools (2)	NM	NM

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.
(2)	We made the decision during 2009 to convert Gibbs College — Boston, MA, Gibbs College — Farmington, CT, and
SBI Cranston — Cranston, RI, into Health Education schools. The schools that we converted were previously scheduled to close in the fourth quarter of 2009, and their results of operations had been reflected within Transitional Schools. As a result of the decision to convert these schools, their results of operations for all periods presented are now reflected within the Health Education segment. The current quarter operating loss for Transitional Schools includes a $5.3 million pretax charge for the fair value of remaining lease obligations for vacated space at our SBI Cranston — Cranston, RI location.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollars in thousands)

	For the Twelve Months Ended December 31, (1)
	2009	2008
REVENUE:
University	$811,420	$702,347
Culinary Arts	332,236	328,313
Health Education (2)	306,286	249,171
Art & Design	263,179	263,715
International	121,188	107,558
Corporate and other	(512)	9

Subtotal	$1,833,797	$1,651,113
Transitional Schools (2)	2,838	9,629

Total revenue	$1,836,635	$1,660,742

SEGMENT OPERATING INCOME (LOSS):
University	$177,727	$122,757
Culinary Arts	18,486	(5,908)
Health Education (2)	55,171	20,646
Art & Design	32,599	28,057
International	18,853	18,856
Corporate and other	(70,181)	(69,816)

Subtotal	$232,655	$114,592
Transitional Schools (2)	(10,051)	(5,928)

Total operating income	$222,604	$108,664

SEGMENT OPERATING MARGIN (LOSS):
University	21.9%	17.5%
Culinary Arts	5.6%	-1.8%
Health Education (2)	18.0%	8.3%
Art & Design	12.4%	10.6%
International	15.6%	17.5%
Transitional Schools (2)	NM	NM

(1)	We completed the teach out activities during the year ended December 31, 2009 for McIntosh College — Dover, NH, Lehigh Valley College — Center Valley, PA, Gibbs Colleges — Livingston, NJ and Norwalk, CT, Katharine Gibbs Schools — New York, NY and Norristown, PA. Accordingly, the results of operations for these six campuses are reported as a component of discontinued operations for both current and prior period financial results.
(2)	We made the decision during 2009 to convert Gibbs College — Boston, MA, Gibbs College — Farmington, CT, and
SBI Cranston — Cranston, RI, into Health Education schools. The schools that we converted were previously scheduled to close in the fourth quarter of 2009, and their results of operations had been reflected within Transitional Schools. As a result of the decision to convert these schools, their results of operations for all periods presented are now reflected within the Health Education segment. The current year operating loss for Transitional Schools includes a $5.3 million pretax charge for the fair value of remaining lease obligations for vacated space at our SBI Cranston — Cranston, RI location.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED UNIVERSITY SEGMENT INFORMATION

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008
UNIVERSITY REVENUE:
AIU	$99,768	$87,437	$409,043	$374,699
Online	80,061	68,937	336,487	298,281
On-ground	19,707	18,500	72,556	76,418

CTU	105,521	79,577	368,621	294,409
Online	87,953	65,068	305,280	240,652
On-ground	17,568	14,509	63,341	53,757

Briarcliffe	11,236	9,968	33,756	33,239

Total University	$216,525	$176,982	$811,420	$702,347

UNIVERSITY SEGMENT OPERATING INCOME (LOSS):
AIU	$21,430	$18,813	$90,672	$59,152
Online	22,825	20,887	103,339	72,844
On-ground	(1,395)	(2,074)	(12,667)	(13,692)

CTU	$32,278	$22,585	$86,017	$62,719
Online	29,472	22,236	87,894	63,311
On-ground	2,806	349	(1,877)	(592)

Briarcliffe	2,155	1,551	1,038	886

Total University	$55,863	$42,949	$177,727	$122,757

UNIVERSITY SEGMENT OPERATING MARGIN (LOSS):
AIU	21.5%	21.5%	22.2%	15.8%
Online	28.5%	30.3%	30.7%	24.4%
On-ground	-7.1%	-11.2%	-17.5%	-17.9%

CTU	30.6%	28.4%	23.3%	21.3%
Online	33.5%	34.2%	28.8%	26.3%
On-ground	16.0%	2.4%	-3.0%	-1.1%

Briarcliffe	19.2%	15.6%	3.1%	2.7%
Total University	25.8%	24.3%	21.9%	17.5%

	Student Population as of January 31,
	2010	2009
AIU	23,800	20,600
Online	19,800	16,800
On-ground	4,000	3,800
CTU	30,400	23,500
Online	24,800	18,600
On-ground	5,600	4,900
Briarcliffe	1,800	1,600

Total University	56,000	45,700

	New Student Starts for the three months ended December 31,
	2009	2008
AIU	7,210	6,350
Online	6,180	5,440
On-ground	1,030	910
CTU	9,800	7,530
Online	8,630	6,480
On-ground	1,170	1,050
Briarcliffe	70	60

University	17,080	13,940

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Items (1)

(dollars in millions)

	For the Three Months Ended December 31,
	2009		2008
	Operating Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)
Reported	$97.0	$0.72	$49.6	$0.40
Reconciling Items:
Unused Space Charges	14.3	0.11	1.9	0.01
Performance-based Compensation Related to Plan Outperformance (3)	(2.2)	(0.02)	—	—
Severance & Stay	—	—	1.5	0.01
Termination of Insurance Policies (4)	(12.0)	(0.09)	—	—
Legal Settlements	—	—	3.6	0.03

Adjusted to Exclude Significant Items	$97.1	$0.72	$56.6	$0.45

Diluted Weighted Average Shares Outstanding		85,300		89,918

	For the Twelve Months Ended December 31,
	2009		2008
	Operating Income	Earnings per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)
Reported	$222.6	$1.68	$108.7	$1.00
Reconciling Items:
Unused Space Charges	14.3	0.11	11.6	0.08
Performance-based Compensation Related to Plan Outperformance (3)	23.1	0.17	—	—
Severance & Stay	1.5	0.01	7.4	0.05
Asset Impairment Charges	2.5	0.02	8.9	0.06
Termination of Insurance Policies (4)	(12.0)	(0.09)	—	—
Legal Settlements	—	—	6.3	0.05
Gain from Termination of Affiliate Relationship (5)	—	—	—	(0.03)

Adjusted to Exclude Significant Items	$252.0	$1.90	$142.9	$1.21

Diluted Weighted Average Shares Outstanding		86,418		90,089

	For the Twelve Months Ended December 31,
	2009	2008
Net Cash Flows from Operating Activities	$288.3	$186.7
Adjust for:
Capital expenditures, net	(74.1)	(53.9)

Free Cash Flows	$214.2	$132.8

(1)	The Company has included some non-GAAP financial measures in this presentation to discuss the Company’s financial results. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company may use such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures, to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(2)	Earnings per share based on income from continuing operations.
(3)	Performance-based Compensation Related to Plan Outperformance by segment is as follows:

For the Twelve Months ended December 31, 2009
Corporate	$12.4
University	4.0
Health	3.0
Culinary	2.0
Art & Design	1.7

TOTAL	$23.1

The fourth quarter performance-based compensation related to plan outperformance represents the year-end true-up to the estimated payout based upon full-year results.

(4)	We received a $12.0 million payment in the fourth quarter 2009 related to the termination of certain insurance policies.
(5)	Gain from Termination of Affiliate Relationship is recorded within other income on the unaudited consolidated statement of operations.